Consent of Independent Auditors


The Board of Directors of Aetna Life Insurance and Annuity Company and Policyholders of Aetna Variable Life Account B:

We consent to the use of our reports dated February 3, 1998 and February 27, 1998 included in this Post-Effective Amendment No. 4 to Registration Statement (No. 33-64277) on Form S-6 and to the reference to our firm under the heading "Independent Auditors" in the prospectus.


                                          /s/ KPMG Peat Marwick LLP


Hartford, Connecticut
April 16, 1998